UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form 8-K

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2025

INTEGRATED RAIL & RESOURCES INC.
(f/k/a Uinta Infrastructure Group Corp.)

(Exact name of registrant as specified in its charter)

Delaware	000-56805	33-1825873
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employment Identification No.)

400 W. MORSE BOULEVARD, SUITE 220
WINTER PARK, FL 32789

(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (321) 972-1583

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On August 12, 2024, Integrated Rail and Resources Acquisition Corp., a Delaware corporation (“SPAC” or “Integrated Rail”), Uinta Infrastructure Group Corp., a Delaware corporation (“Holdings,” and following the Business Combination (as defined below), the “Registrant”), Uinta Lower Holdings, Inc., a Delaware corporation and wholly owned subsidiary of Holdings (“Lower Holdings”), Uinta Merger Co., a Delaware corporation and wholly owned subsidiary of Holdings (“SPAC Merger Sub”), Uinta Merger LLC, a Delaware limited liability company and wholly owned subsidiary of Lower Holdings (“Company Merger Sub,” and together with SPAC Merger Sub, the “Merger Subs”), Tar Sands Holdings II, LLC, a Utah limited liability company (“TSII”), and Endeavor Capital Group, LLC, as company member representative (in such capacity, the “Company Member Representative”), entered into an Agreement and Plan of Merger, dated as of August 12, 2024 (as amended by that certain Amendment to and Waiver of Agreement and Plan of Merger, dated November 8, 2024, that certain Second Amendment to Agreement and Plan of Merger, dated December 31, 2024, that certain Waiver to Agreement and Plan of Merger, dated April 30, 2025, that certain Third Amendment to Agreement and Plan of Merger, dated May 14, 2025, that certain Fourth Amendment to Agreement and Plan of Merger, dated July 14, 2025, that certain Fifth Amendment to Agreement and Plan of Merger, dated September 15, 2025, and that certain Sixth Amendment to Agreement and Plan of Merger, dated December 12, 2025, and as may be further amended or modified from time to time, the “Merger Agreement”).

Pursuant to the Merger Agreement, on December 12, 2025 (the “Closing Date”):

●	SPAC Merger Sub merged with and into SPAC (the “SPAC Merger”), with SPAC continuing as the surviving corporation and a wholly owned subsidiary of Holdings (the “SPAC Surviving Subsidiary”); and

●	Company Merger Sub merged with and into TSII (the “Company Merger” and, together with the SPAC Merger, the “Mergers”), with TSII continuing as the surviving entity and a wholly owned subsidiary of Lower Holdings (the “Surviving Company”).

The transactions contemplated by the Merger Agreement, including the Mergers and the related transactions, are collectively referred to herein as the “Business Combination.”

Capitalized terms used but not defined in this Current Report on Form 8-K (this “Report”) have the meanings given to them in the Merger Agreement or the proxy statement/prospectus, dated June 6, 2025 (as supplemented and amended from time to time, the “Proxy Statement/Prospectus”), included in the Registration Statement on Form S-4 (File No. 333-283188) filed by Holdings with the Securities and Exchange Commission (the “SEC”) and declared effective on June 6, 2025.

Upon completion of the Business Combination, Holdings became the parent company and the SPAC Surviving Subsidiary and the Surviving Company became indirect wholly owned subsidiaries of the Registrant.

This Report is being filed in connection with the completion of the Business Combination and includes the information that would be required if the Registrant were filing a general form for registration of securities on Form 10 under the Exchange Act, including the information required by Item 2.01(f) of Form 8-K.

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth in the “Introductory Note” and in Item 2.01 of this Report is incorporated by reference into this Item 1.01.

Sixth Amendment to Merger Agreement

On December 12, 2025, the parties to the Merger Agreement entered into the Sixth Amendment to Agreement and Plan of Merger (the “Sixth Amendment”). The Sixth Amendment, among other things, modifies the Merger Agreement to permit a cashless Closing, to extend the Termination Date, and rescinds the waiver set forth in Section 1.3 of the April 30, 2025 waiver to the Merger Agreement and the obligations set forth in Section 1.4 thereof.

The foregoing description of the Sixth Amendment is qualified in its entirety by reference to the full text of the Sixth Amendment, which is filed as Exhibit 2.8 to this Report and incorporated herein by reference.

Amendment of Warrant Agreement

In connection with the Closing, SPAC and Equiniti Trust Company LLC (fk/a American Stock Transfer & Trust Company, LLC), as warrant agent (the “Warrant Agent”), entered into an Amendment of Warrant Agreement, dated as of December 12, 2025 (the “Warrant Amendment”), which amends the Warrant Agreement, dated as of November 11, 2021, governing the SPAC public and private warrants (collectively, the “SPAC Warrants”). The Warrant Amendment, among other things, updates the Warrant Agreement to reflect that, effective as of the Effective Time, the warrants are exercisable for shares of Holdings Class A common stock (rather than SPAC Class A common stock), removes the cashless exercise option, and makes related conforming changes.

The foregoing description of the Warrant Amendment is qualified in its entirety by reference to the full text of the Warrant Amendment, which is filed as Exhibit 4.2 to this Report and incorporated herein by reference.

Registration Rights Agreement

In connection with the Closing, the Registrant entered into a Registration Rights Agreement, dated as of December 12, 2025 (the “Registration Rights Agreement”), with the holders party thereto. Pursuant to the Registration Rights Agreement, the Registrant is required to file a resale registration statement on Form S-1 covering the resale of the registrable securities within 90 days after the Closing and to cause such registration statement to be declared effective within 120 days after the Closing, in each case subject to the terms and conditions set forth therein, including provisions regarding deferral and suspension of effectiveness.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 10.1 to this Report and incorporated herein by reference.

Rollover Agreement

Immediately prior to the Closing, Holdings entered into a Rollover Agreement, dated as of December 12, 2025 (the “Rollover Agreement”), with the “Rollover Seller” party thereto. Pursuant to the Rollover Agreement, immediately prior to Closing, the Rollover Seller contributed the “Contributed Interests” (as therein defined) to Holdings in exchange for the Company Common Stock Consideration, as contemplated by the Merger Agreement.

The foregoing description of the Rollover Agreement is qualified in its entirety by reference to the full text of the Rollover Agreement, which is filed as Exhibit 10.2 to this Report and incorporated herein by reference.

Promissory Note; Confession of Judgment

In connection with the Closing, Holdings issued an unsecured promissory note in the original principal amount of $12,000,000 (the “Promissory Note”) to Endeavor Capital Group, LLC (the “Noteholder”). The Promissory Note bears interest at 0% per annum and matures on March 12, 2026, subject to earlier acceleration upon an event of default. The Promissory Note contains customary covenants, events of default and remedies, including default interest and late payment penalties, provides for a right of first refusal in favor of the lender with respect to the “Property” (as therein defined), and provides for enforcement mechanics including a related confession of judgment delivered in connection therewith.

The foregoing description of the Promissory Note and related documents does not purport to be complete and is qualified in its entirety by reference to the full text of the Promissory Note and the related Confession of Judgment, which are filed as Exhibits 10.3 and 10.4, respectively, to this Report and incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in the “Introductory Note” to this Report is incorporated by reference into this Item 2.01.

The Business Combination

The Business Combination was consummated on the Closing Date pursuant to the Merger Agreement.

At the effective time of the SPAC Merger (the “Effective Time”):

●	each issued and outstanding unit of SPAC (“SPAC Units”) was automatically separated into one share of SPAC Class A common stock and one-half of one SPAC public warrant, in accordance with the terms of the applicable SPAC Unit;

●	each share of SPAC common stock issued and outstanding as of the Effective Time (other than treasury shares, which were cancelled without consideration) was automatically converted into the right to receive one share of Holdings Class A common stock; and

●	each SPAC Warrant was assumed by Holdings and, pursuant to the Warrant Amendment, became exercisable for one share of Holdings Class A common stock on substantially the same terms as were in effect immediately prior to the Effective Time, subject to the Warrant Amendment.

At the Effective Time of the Company Merger:

●	each limited liability company interest in Company Merger Sub outstanding immediately prior to the Effective Time was converted into and became one Surviving Company Unit; and

●	each issued and outstanding Company membership interest (other than the Rollover Interests) was converted into the right to receive a portion of the Company Merger Consideration, as contemplated by the Merger Agreement.

Immediately prior to the Effective Time, pursuant to the Rollover Agreement and the Merger Agreement, the Rollover Interests were contributed to Holdings in exchange for the Company Common Stock Consideration. Pursuant to the Sixth Amendment to the Merger Agreement, the Company Common Stock Consideration consists of 800,000 shares of Holdings Class A common stock at a value of $10.00 per share (and the related Company Common Stock Consideration Amount is $8,000,000).

Redemptions

In connection with the special meeting of SPAC stockholders held on September 15, 2025, stockholders holding 11 shares of SPAC Class A common stock exercised their right to redeem such shares for cash, resulting in aggregate redemption payments of approximately $177.00. Following such redemptions, 5,775,561 shares of SPAC Class A common stock remained outstanding and were converted into shares of Holdings Class A common stock at the Effective Time.

Financing; Note Issuance

As described in Item 1.01 and Item 2.03 of this Report, Holdings issued the Promissory Note in the original principal amount of $12,000,000 at Closing.

Change in Shell Company Status

Prior to the Business Combination, SPAC was a “shell company” as defined in Rule 12b-2 under the Exchange Act. As a result of the completion of the Business Combination, Holdings (as successor to SPAC) has ceased to be a shell company. See Item 5.06 of this Report.

Form 10 Information

Pursuant to Item 2.01(f) of Form 8-K, the Company is providing below the information that would be required if it were filing a general form for registration of securities on Form 10 under the Exchange Act. The information set forth in the Proxy Statement/Prospectus is incorporated herein by reference as indicated below.

Business of the Company.

See “Summary of the Proxy Statement/Prospectus,” “Information About the Company,” “Information About SPAC,” and “The Business Combination” in the Proxy Statement/Prospectus, as such descriptions are supplemented by the information set forth in Item 1.01 of this Report regarding the Sixth Amendment and the Promissory Note.

Risk Factors.

See “Risk Factors” in the Proxy Statement/Prospectus.

Financial Statements and Supplementary Data.

The audited financial statements of Tar Sands Holdings II, LLC (“TSII”) as of and for the fiscal years ended December 31, 2024 and 2023, and the unaudited condensed interim financial statements of TSII as of and for the nine months ended September 30, 2025 and 2024, respectively, together with the related notes, are filed as Exhibits 99.1 and 99.2 to this Report and are incorporated herein by reference.

The unaudited pro forma condensed combined financial information of Integrated Rail and Resources Acquisition Corp. (“Integrated Rail”) and TSII as of September 30, 2025 and for the year ended December 31, 2024 and the nine months ended September 30, 2025, together with the related notes, is filed as Exhibit 99.3 to this Report and is incorporated herein by reference.

The historical financial statements of Integrated Rail as of and for the year ended December 31, 2024 and for the interim periods ended March 31, 2025, June 30, 2025 and September 30, 2025 are incorporated herein by reference to Integrated Rail’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 24, 2025, and Integrated Rail’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, filed with the SEC on May 20, 2025, September 4, 2025 and November 7, 2025, respectively.

Management’s Discussion and Analysis of Financial Condition and Results of Operations.

See “Management’s Discussion and Analysis of Financial Condition and Results of Operations of TSII” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Integrated Rail” in the Proxy Statement/Prospectus, as supplemented by the Registrant’s discussion and analysis of its financial condition and results of operations for the nine months ended September 30, 2025 included in this Report under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Directors and Executive Officers.

See “Directors and Executive Officers After the Business Combination” in the Proxy Statement/Prospectus and Item 5.02 of this Report.

Executive Compensation.

See “The Company’s Executive Compensation” and “Directors and Executive Officers After the Business Combination — Executive Compensation of Holdings” in the Proxy Statement/Prospectus and Item 5.02 of this Report.

Properties.

See “Information About the Company” in the Proxy Statement/Prospectus.

Security Ownership of Certain Beneficial Owners and Management.

See “Security Ownership of Certain Beneficial Owners and Management” in the Proxy Statement/Prospectus.

Certain Relationships and Related Party Transactions; Director Independence.

See “Certain Relationships and Related Party Transactions” and “Directors and Executive Officers After the Business Combination — Director Independence” in the Proxy Statement/Prospectus.

Description of Capital Stock.

See “Description of SPAC’s Securities,” “Proposal No. 2 — The Organizational Documents Proposal,” “Proposal No. 3 — The Advisory Governance Proposals” and “Comparison of Corporate Governance and Stockholders’ Rights” in the Proxy Statement/Prospectus and Items 3.03 and 5.03 of this Report.

Market Price of Registrant’s Common Equity and Related Stockholder Matters.

There is currently no established public trading market for the Registrant’s common stock or warrants. Upon consummation of the Business Combination, trading of Integrated Rail’s securities ceased. The Registrant’s common stock and warrants may not be eligible for quotation or trading on the OTC Markets or any other market until the Registrant completes applicable steps required by market participants and regulators, and there can be no assurance as to if or when any public trading market will develop. The Registrant does not anticipate paying cash dividends in the foreseeable future.

Legal Proceedings.

See “Information About the Company — Legal Proceedings” and “Information About SPAC — Legal Proceedings” in the Proxy Statement/Prospectus.

THE COMPANY’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of the Company’s financial condition and results of operations in conjunction with the Company’s consolidated financial statements and the related notes included elsewhere in this proxy statement/prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. The Company’s actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this proxy statement/prospectus.

Results of Operations

For the Nine Months Ended September 30, 2025 compared to the Nine Months Ended September 30, 2024

Our financial results for the nine months ended September 30, 2025 and 2024 are summarized as follows:

	For the Nine Months Ended
	September 30,
	2025	2024	Change	% Change
Revenue:
Rental revenue and other revenue	$20,000	$18,000	$2,000	11%
Operating expenses:
Accretion and depreciation	28,995	26,982	2,013	7%
Salaries and wages	61,744	54,177	7,567	14%
Property tax	43,580	30,000	13,580	45%
Professional fees	145,728	71,955	73,773	103%
Other expenses	29,617	80,143	(50,526)	-63%
Total operating expenses	309,664	263,257	46,407	18%
Loss from Operations	(289,664)	(245,257)	(44,407)	18%

Loss before income taxes	(289,664)	(245,257)	(44,407)	18%
Income tax benefit	-	-	-	0%
Net loss	$(289,664)	$(245,257)	$(44,407)	18%

Revenues, net

The Company has not had any significant mining operations since 2015. The primary source of revenues for the Company during 2025 and 2024 is related to the Company renting unimproved land on a month to month basis for $2,000 to $4,000 per month. The lessee primarily used the land for parking heavy equipment. Revenues increased during nine months ended September 30, 2025 by $2,000 as the lessee utilized the space for more days during the current period as compared to the prior period.

Accretion and depreciation expenses

The Company has an Asset Retirement Obligation (“ARO”) recorded that is associated with its oil and natural gas property; the fair value of the ARO was recorded as a liability and is accreted over time until the date the ARO is to be paid. For the nine months ended September 30, 2025, accretion expenses were slightly higher than that of the prior period as the average ARO increases.

Associated with this property is the asset retirement cost which is the estimated cost of retiring the asset, whereas the asset retirement obligation is the estimated reclamation cost once the asset is deemed to be no longer productive. The asset retirement cost was fully impaired at the time the oil producing assets were impaired.

Salaries and wages expenses

Salaries and wages expenses include all payroll related expenses including benefits and payroll taxes. Salaries and wages expenses were $7,567 higher for the nine months ended September 30, 2025 as compared to the prior period due to additional hours incurred from internal personnel related to maintaining and accounting for the facility.

Property tax

The Company accrues property tax for the estimated tax obligations that are paid on an annual basis. The property tax estimates are trued up to actual property tax obligations on an annual basis as payments are made and actual obligations are settled. The estimated property tax is higher than the prior year estimates consistent with the updated property tax assessment by Uintah County.

Professional fees

The Company paid additional accounting, legal, and consulting fees in the nine months ended September 30, 2025 in conjunction with the Business Combination Agreement with Integrated Rail and Resources Acquisition Corp (“IRR”). There were fewer expenses incurred during the prior period.

Other expenses

For the nine months ended September 30, 2025, other expenses decreased by $50,526 when compared to the prior year. The decrease is primarily attributable to a one time $50,000 transaction charge in 2024 related to closing the acquisition with IRR, there were no comparable charges in the current period.

Income tax

The Company is a limited liability company under provisions of the Internal Revenue Code and elected to be treated as a partnership for income tax purposes. As such, the payment and recognition of income taxes are the responsibility of the members of the Company. There are no income taxes accrued at the Company level.

For the Three Months Ended September 30, 2025 compared to the Three Months Ended September 30, 2024

Our financial results for the three months ended September 30, 2025 and 2024 are summarized as follows:

	For the Three Months Ended
	September 30,
	2025	2024	Change	% Change
Revenue:
Rental revenue and other revenue	$8,000	$4,000	$4,000	100%
Operating expenses:
Accretion and depreciation	9,665	8,994	671	7%
Salaries and wages	28,538	18,827	9,711	52%
Property tax	12,000	7,914	4,086	52%
Professional fees	17,325	67,005	(49,680)	-74%
Other expenses	8,766	60,122	(51,356)	-85%
Total operating expenses	76,294	162,862	(86,568)	-53%
Loss from Operations	(68,294)	(158,862)	90,568	-57%

Loss before income taxes	(68,294)	(158,862)	90,568	-57%
Income tax benefit	-	-	-	0%
Net loss	$(68,294)	$(158,862)	$90,568	-57%

Revenues, net

The Company has not had any significant mining operations since 2015. The primary source of revenues for the Company during 2025 and 2024 is related to the Company renting unimproved land on a month to month basis for $2,000 to $4,000 per month. The lessee primarily used the land for parking heavy equipment. Revenues increased during three months ended September 30, 2025 by $4,000 as the lessee utilized the space for more days during the current period as compared to the prior period.

Accretion and depreciation expenses

The Company has an Asset Retirement Obligation (“ARO”) recorded that is associated with its oil and natural gas property; the fair value of the ARO was recorded as a liability and is accreted over time until the date the ARO is to be paid. For the three months ended September 30, 2025, accretion expenses were slightly higher than that of the prior period as the average ARO increases.

Associated with this property is the asset retirement cost which is the estimated cost of retiring the asset, whereas the asset retirement obligation is the estimated reclamation cost once the asset is deemed to be no longer productive. The asset retirement cost was fully impaired at the time the oil producing assets were impaired.

Salaries and wages expenses

Salaries and wages expenses include all payroll related expenses including benefits and payroll taxes. Salaries and wages expenses were $9,711 higher for the three months ended September 30, 2025 as compared to the prior period due to additional hours incurred from internal personnel related to maintaining and accounting for the facility.

Property tax

The Company accrues property tax for the estimated tax obligations that are paid on an annual basis. The property tax estimates are trued up to actual property tax obligations on an annual basis as payments are made and actual obligations are settled. The estimated property tax is higher than the prior year estimates consistent with the updated property tax assessment by Uintah County.

Professional fees

The Company paid fewer accounting, legal, and consulting fees in the three months ended September 30, 2025 in conjunction with the Business Combination Agreement with Integrated Rail and Resources Acquisition Corp (“IRR”). The majority of these type of expenses were incurred earlier in the year.

Other expenses

For the three months ended September 30, 2025, other expenses decreased by $51,356 when compared to the prior year. The decrease is primarily attributable to a one time $50,000 transaction charge in 2024 related to closing the acquisition with IRR, there were no comparable charges in the current period.

Income tax

The Company is a limited liability company under provisions of the Internal Revenue Code and elected to be treated as a partnership for income tax purposes. As such, the payment and recognition of income taxes are the responsibility of the members of the Company. There are no income taxes accrued at the Company level.

Critical Accounting Policies and Estimates

Basis of Presentation

We prepare our financial statements in conformity with GAAP, which requires management to make certain estimates and assumptions and apply judgments. We base our estimates and judgments on historical experience, current trends and other factors that management believes to be important at the time the condensed financial statements are prepared, and actual results could differ from our estimates and such differences could be material. Due to the need to make estimates about the effect of matters that are inherently uncertain, materially different amounts could be reported under different conditions or using different assumptions. On a regular basis, we review our critical accounting policies and how they are applied in the preparation of our condensed financial statements, as well as the sufficiency of the disclosures pertaining to our accounting policies in the footnotes accompanying our financial statements. Described below are the most significant policies we apply in preparing our condensed financial statements, some of which are subject to alternative treatments under GAAP. We also describe the most significant estimates and assumptions we make in applying these policies. See “Note 2 — Summary of Significant Accounting Policies” to our condensed financial statements.

Impairment of Other Long-lived Assets

The Company reviews the carrying value of its long-lived assets annually or whenever events or changes in circumstances indicate that the historical cost-carrying value of an asset may no longer be appropriate. The Company assesses the recoverability of the carrying value of the asset by estimating the future net undiscounted cash flows expected to result from the asset, including eventual disposition. If the future net undiscounted cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset’s carrying value and estimated fair value. With regards to the open mine properties, in 2015 management made the decision to shut down the mining operations of the tar sands mine. Due to management intentions as well as the poor economic standing of the Company, various long-lived assets including assets related to mining production, were impaired in prior periods.

Asset Retirement Obligations

ARO consists of future land reclamation expenses on open mine properties. The fair value of the ARO was recorded as a liability in the period in which the mine was acquired with a corresponding increase in the carrying amount of asset retirement costs of the assets. The liability is accreted for the change in its present value each period based on the expected dates that the mine will be required to be reclaimed. The capitalized cost of ARO is included as a fixed asset and is a component of these assets for purposes of impairment. The asset and liability may be adjusted for changes resulting from revisions to the timing or the amount of the original estimate when deemed necessary. If the liability is settled for an amount other than the recorded amount, a gain or loss is recognized.

Recent Accounting Pronouncements

All recently issued but not yet effective accounting pronouncements have been deemed to be either not applicable or immaterial to the Company.

Liquidity and Capital Resources

Capital Resources and Available Liquidity

Our liquidity and capital requirements are primarily a function of our working capital needs and contractual obligations. Our primary sources of liquidity are cash flows from rental activities, cash on hand, and access to capital availability from the owners of the Company in the form of notes payable obligations or equity contributions.

Our liquidity position as of September 30, 2025 was $3,511 of unrestricted cash and cash equivalents. Our liquidity position subsequent to September 30, 2025 is primarily influenced by the recent acquisition of the Company and the financial resources of the acquirer.

We believe our cash flows from operations and available capital resources will only be sufficient to meet our current working capital and liquidity requirements for the next 12 months with additional resources available from the owners of the Company. We will seek to raise additional debt or equity capital to fund our business. We cannot offer any assurances that such capital will be available in sufficient amounts or at an acceptable cost.

We will need to raise substantial amounts of additional capital in order to execute our business plan post-closing. We estimate that we will incur approximately $12 million in acquisition costs and related fees, approximately $64 million to refurbish the Facility, and $20-24 million in general business expenses. We believe we will be able to consistently generate revenue by Q4 2026, at which point we will no longer need additional financing.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the Closing, Holdings entered into the Promissory Note described in Item 1.01. The Promissory Note constitutes a direct financial obligation of Holdings. The information set forth in Item 1.01 regarding the Promissory Note is incorporated herein by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in the “Introductory Note,” Item 1.01 and Item 2.01 of this Report is incorporated by reference into this Item 3.02.

Company Common Stock Consideration

At the Closing, pursuant to the Merger Agreement (as amended by the Sixth Amendment) and the Rollover Agreement, the Company issued an aggregate of 800,000 shares of Common Stock to the Company Members in exchange for the contribution of the Rollover Interests. Such issuance was made in a private transaction in reliance upon the exemption from registration.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in the “Introductory Note,” Item 1.01, Item 2.01 and Item 5.03 of this Report is incorporated by reference into this Item 3.03.

As a result of the SPAC Merger, at the Effective Time:

●	each share of SPAC Common Stock was converted into the right to receive one share of Common Stock; and

●	each SPAC Warrant was assumed by the Company and converted into a warrant to purchase one share of Common Stock.

Accordingly, the rights of former SPAC stockholders are now governed by the A&R Certificate and A&R Bylaws (as defined in Item 5.03) and the rights of holders of warrants are governed by the Warrant Agreement, as amended by the Warrant Amendment. The A&R Certificate and A&R Bylaws include, among other things, provisions relating to:

●	a single class of Common Stock (no dual-class structure);

●	the authorization of 200,000,000 shares of Common Stock and 10,000,000 shares of preferred stock;

●	a board of directors with each director serving a one-year term and standing for election annually; and

●	advance notice provisions for director nominations and stockholder proposals.

The material terms of the Company’s capital stock and warrants are summarized in the Proxy Statement/Prospectus under “Description of SPAC’s Securities,” “Proposal No. 2 — The Organizational Documents Proposal” and “Comparison of Corporate Governance and Stockholders’ Rights,” which are incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

As a result of the completion of the Business Combination, a change in control of the Registrant occurred. The information set forth in the Proxy Statement/Prospectus under “Security Ownership of Certain Beneficial Owners and Management,” is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors and Certain Officers of SPAC

In connection with the completion of the Business Combination and as contemplated by the Merger Agreement, each of the directors and executive officers of SPAC immediately prior to the Effective Time ceased to hold such positions, effective as of the Effective Time, including: Mark A. Michel, Timothy J. Fisher, Brian C. Feldott, Ronald C. Copley, and Jason C. Reeves. Such departures were not due to any disagreement with SPAC on any matter relating to its operations, policies or practices.

Directors of the Company Following the Business Combination

Effective as of the Closing, in accordance with the Merger Agreement, the A&R Certificate and the A&R Bylaws, the board of directors of the Company consists of seven directors with each director serving a one-year term and standing for election annually.

These directors were elected at the Special Meeting pursuant to “Proposal No. 4 — The Election of Directors Proposal,” as described in the Proxy Statement/Prospectus.

The Company has determined that four of its directors are “independent” as defined under applicable SEC regulations. The board has established an audit committee, a compensation committee and a nominating and corporate governance committee, each comprised solely of independent directors.

Executive Officers of the Company Following the Business Combination

Effective as of the Closing, the Company’s executive officers are:

●	Brian Feldott, Chief Executive Officer;

●	George Fairchild, Chief Financial Officer;

●	Jason Demers, Chief Development Officer; and

●	Andrew DiPaolo, Chief Commercial Officer.

On December 17, 2025, George Fairchild resigned from his position as Chief Financial Officer of the Company. Mr. Fairchild’s resignation was not the result of any disagreement with the Company on any matter relating to its operations, policies or practices. In connection with Mr. Fairchild’s resignation, the Board of Directors of the Company appointed Timothy J. Fisher as the Company’s Interim Chief Financial Officer, effective December 17, 2025.

Biographical information regarding the Company’s directors and executive officers is set forth under “Directors and Executive Officers After the Business Combination” in the Proxy Statement/Prospectus and incorporated herein by reference.

Compensatory Arrangements; 2025 Omnibus Incentive Plan

In connection with the Closing, the Company adopted the Integrated Rail & Resources Corp. 2025 Omnibus Incentive Plan (the “2025 Plan”). Subject to the terms of the 2025 Plan and adjustment provisions therein, the share reserve under the 2025 Plan is an aggregate number of shares of Common Stock equal to ten percent (10%) of the outstanding shares of Common Stock of the Company. A copy of the 2025 Plan is filed as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the “Introductory Note,” Item 2.01 and Item 3.03 of this Report is incorporated by reference into this Item 5.03.

Amended and Restated Certificate of Incorporation and Bylaws

On December 12, 2025, in connection with the Closing, the Company’s Amended and Restated Certificate of Incorporation (the “A&R Certificate”) became effective upon filing with the Secretary of State of the State of Delaware, and the Company’s Amended and Restated Bylaws (the “A&R Bylaws”) became effective concurrently therewith.

The A&R Certificate and A&R Bylaws, among other things:

●	authorize 200,000,000 shares of Common Stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share;

●	eliminate SPAC’s prior dual-class common stock structure;

●	a board of directors with each director serving a one-year term and standing for election annually; establish advance notice requirements for stockholder nominations and proposals; and

●	provide the board of directors with authority to issue preferred stock without stockholder approval.

The foregoing summary of the A&R Certificate and A&R Bylaws is qualified in its entirety by reference to the full text of such documents, copies of which are filed as Exhibits 3.1 and 3.2 to this Report and incorporated herein by reference.

Change of Name

In connection with the Closing and pursuant to the A&R Certificate, Holdings changed its name from “Uinta Infrastructure Group Corp.” to “Integrated Rail & Resources Inc.”

Fiscal Year

The Company’s fiscal year end will remain December 31.

Item 5.06. Change in Shell Company Status.

As described in the “Introductory Note” and Item 2.01 of this Report, prior to the Business Combination, SPAC was a “shell company” as defined in Rule 12b-2 under the Exchange Act. As a result of the completion of the Business Combination, the Company (as successor to SPAC) has ceased to be a shell company.

Item 7.01. Regulation FD Disclosure

On December 12, 2025, the Registrant issued a press release announcing the completion of the Business Combination. A copy of the press release is furnished as Exhibit 99.4 to this Current Report on Form 8-K.

The Registrant’s executive officers intend to use the investor presentation furnished herewith, in whole or in part, in one or more meetings with investors and analysts. A copy of the investor presentation is furnished as Exhibit 99.5 to this Current Report on Form 8-K.

In addition, the Registrant is furnishing as Exhibit 99.6 an equity commitment letter and indicative term sheet (the “Creto Term Sheet”) with Creto IRRX PIPE Investment, LLC (the “Investor”) relating to a proposed private placement financing (the “Proposed Financing”). The Creto Term Sheet contemplates an investment of at least $5,000,000 and up to $8,000,000, and that 100% of such amount would be invested in convertible preferred stock, subject to negotiation and execution of definitive documentation and satisfaction of conditions precedent. The Creto Term Sheet further contemplates specified economic and governance terms for the convertible preferred stock, including a liquidation preference, dividend terms, conversion mechanics (including an initial conversion price), and certain consent rights while the preferred stock remains outstanding, as well as registration and information rights and limits on use of proceeds. The Creto Term Sheet is for discussion purposes only, is non-binding, and does not constitute a commitment by any party to consummate the Proposed Financing. There can be no assurance that definitive agreements will be executed or that the Proposed Financing will be consummated on the terms described in the Creto Term Sheet or at all.

The information in this Item 7.01, including Exhibits 99.4, 99.5, 99.6, 99.7 and 99.8 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The audited financial statements of Tar Sands Holdings II, LLC as of and for the years ended December 31, 2024 and 2023 and the related notes thereto are incorporated by reference to the audited financial statements included in the Registrant’s Registration Statement on Form S-4/A (File No. 333-283188) filed with the SEC on May 30, 2025.

The unaudited condensed financial statements of Tar Sands Holdings II, LLC as of September 30, 2025 and for the nine months ended September 30, 2025 and 2024 and the related notes thereto are filed as Exhibit 99.2 to this Report.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined financial information of SPAC and TSII as of September 30, 2025 and for the year ended December 31, 2024 and the nine months ended September 30, 2025, together with the related notes, is filed as Exhibit 99.3 to this Report and incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of August 12, 2024, by and among Integrated Rail and Resources Acquisition Corp., Uinta Integrated Infrastructure Inc., Uinta Integrated Infrastructure Holdings, Inc., RR Integration Merger Co., RR Merger LLC, Tar Sands Holdings II, LLC, and Endeavor Capital Group, LLC (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC on August 16, 2024, File No. 001-41048).
2.2	Amendment to and Waiver of Agreement and Plan of Merger, dated as of November 8, 2024 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC on November 12, 2024, File No. 001-41048).
2.3	Second Amendment to Agreement and Plan of Merger, dated as of December 31, 2024 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC on December 31, 2024, File No. 001-41048).
2.4	Waiver to Agreement and Plan of Merger, dated as of April 30, 2025 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC on April 30, 2025, File No. 001-41048).
2.5	Third Amendment to Agreement and Plan of Merger, dated as of May 14, 2025 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC on May 15, 2025, File No. 001-41048).
2.6	Fourth Amendment to Agreement and Plan of Merger, dated as of July 14, 2025 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC on July 14, 2025, File No. 001-41048).
2.7	Fifth Amendment to Agreement and Plan of Merger, dated as of September 15, 2025 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC on September 19, 2025, File No. 001-41048).
2.8*	Sixth Amendment to Agreement and Plan of Merger, dated as of December 12, 2025
3.1	Amended and Restated Certificate of Incorporation of Integrated Rail & Resources Inc.
3.2	Amended and Restated Bylaws of Integrated Rail & Resources Inc.
4.1	Warrant Agreement, dated November 11, 2021, by and between Integrated Rail and Resources Acquisition Corp. and Equiniti Trust Company, LLC (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the SEC on November 16, 2021, File No. 001-41048).
4.2	Amendment of Warrant Agreement (Warrant Amendment), dated as of December 12, 2025, by and among Integrated Rail and Resources Acquisition Corp., the Registrant and Equiniti Trust Company, LLC.
10.1	Registration Rights Agreement, dated as of December 12, 2025, by and among the Registrant and the holders party thereto.
10.2	Rollover Agreement, dated as of December 12, 2025.
10.3	Promissory Note, dated as of December 12, 2025, in the principal amount of $12,000,000
10.4	Confession of Judgment, dated as of December 12, 2025.
10.5	Integrated Rail and Resources 2025 Omnibus Incentive Plan.
10.6	Sponsor Support Agreement, dated August 12, 2024 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on August 16, 2024, File No. 001-41048).
10.7	Company Support Agreement, dated August 12, 2024 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on August 16, 2024, File No. 001-41048).
10.8	Shell Commitment Agreement, dated May 7, 2025, by and between SPAC and STUSCO (incorporated by reference to Exhibit 10.10 to the Registration Statement on Form S-4 (File No. 333-283188) filed with the SEC on May 9, 2025).
21.1	Subsidiaries of Integrated Rail & Resources Inc.
99.1	Audited financial statements of Tar Sands Holdings II, LLC for the years ended December 31, 2024 and 2023 (incorporated by reference to the audited financial statements included in the Registration Statement on Form S-4/A filed with the SEC on May 30, 2025, File No. 333-283188).
99.2	Unaudited condensed financial statements of Tar Sands Holdings II, LLC as of September 30, 2025 and for the nine months ended September 30, 2025 and 2024
99.3	Unaudited pro forma condensed combined financial information as of September 30, 2025 and for the year ended December 31, 2024 and the nine months ended September 30, 2025.
99.4	Press Release, dated December 12, 2025 (furnished herewith).
99.5	Investor Presentation (furnished herewith).
99.6	Creto PIPE Term Sheet (furnished herewith).
99.7	Creto Equity Commitment Letter (furnished herewith)
99.8	Press Release, dated December 16, 2025 (furnished herewith).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain annexes, schedules and similar attachments to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Registrant agrees to furnish a copy of any omitted annex, schedule or attachment to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED RAIL & RESOURCES INC. (f/k/a Uinta Infrastructure Group Corp.)

By:	/s/ Brian C. Feldott
Name:	Brian C. Feldott
Title:	Chief Executive Officer

Date: December 18, 2025